EXHIBIT 10.12
CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

AMENDED AND RESTATED ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT

THIS AMENDED AND RESTATED ADDENDUM, dated as of May 19, 2008, is attached to and made a part of that certain Security Agreement: Securities Account executed by SUNPOWER CORPORATION ("Debtor") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), dated as of April 4, 2008 (the "Agreement") and amends and restates the Addendum to the Agreement dated as of April 4, 2008.

The following provisions are hereby incorporated into the Agreement:

1.           Securities Account Activity.  So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, (b) subject to the limitation in the following sentence (and, unless and until Bank sends notice pursuant to Section 3.3 of the Securities Account Control Agreement dated March 18, 2008, notwithstanding any provision to the contrary in said Securities Account Control Agreement), withdraw Collateral, and (c) trade financial assets maintained in the Securities Account.  Without Bank's prior written consent, except as permitted by the preceding sentence, neither Debtor nor any party other than Bank may withdraw or receive any distribution of any Collateral from the Securities Account.  The Collateral Value of the Securities Account shall at all times be equal to or greater than one hundred percent (100%) of the aggregate amount available to be drawn under outstanding Letters of Credit plus the amount drawn and not yet reimbursed under Letters of Credit (the “Exposure Amount”), less the amount then in Debtor’s deposit account * * * (the “Deposit Account”) at Bank (such result, the “Required Amount”.)

Debtor understands that Bank will not consider the Collateral Value of the Securities Account unless and until Debtor has at least $100,000,000.00 in the Deposit Account.  If the $100,000,000.00 Deposit Account balance condition in the preceding sentence is satisfied and the Collateral Value, for any reason and at any month end (as reflected in the monthly Securities Account statement issued by Wells Capital Management Incorporated) is less than the Required Amount, Debtor shall promptly deposit additional assets of a nature satisfactory to Bank into the Securities Account or Deposit Account, in either case in amounts or with values sufficient to achieve the Required Amount.  If the Deposit Account balance is greater than or equal to the Exposure Amount, Debtor has no obligation to maintain Collateral in the Securities Account.

2.           ”Collateral Value" means the percentage set forth below of the lower of the face or market value, or the lower of the face or redemption value, as appropriate, for each type of investment property held in the Securities Account at the time of computation, with such value and the classification of any particular investment property in all instances determined by Bank in its sole discretion, and excluding from such computation all WF Securities and Collective Investment Funds.  Notwithstanding the foregoing, Bank shall exclude from the determination of Collateral Value, at Bank's sole discretion (a) any stock with a market value of $10.00 or less, and (b) all investment property from an issuer if Bank determines such issuer to be ineligible:

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Listed Money Market (MM)	95%
U.S. Government Bills, Notes and Bonds and U.S. Government sponsored agency securities with maturities =/< 5 years	90%
U.S. Government Bills, Notes and Bonds and U.S. Government sponsored agency securities with maturities > 5 years, but =/< 10 years	85%
U.S. Government Bills, Notes and Bonds and U.S. Government sponsored agency securities with maturities > 10 years	80%
High Grade Corporate or Municipal Bonds/Notes (AAA/Aaa, AA/Aa, SP-1) with maturities =/< 5 years	85%
High Grade Corporate or Municipal Bonds/Notes (AAA/Aaa, AA/Aa, SP-1) with maturities > 5 years, but =/< 10 years	80%
High Grade Corporate or Municipal Bonds/Notes (AAA/Aaa, AA/Aa, SP-1) with maturities > 10 years	75%
Intermediate Grade Corporate or Municipal Bonds/Notes (A, Baa, BBB, SP-2) with maturities =/< 5 years	75%
Intermediate Grade Corporate or Municipal Bonds/Notes (A, Baa, BBB, SP-2) with maturities > 5 years, but =/< 10 years	70%
Intermediate Grade Corporate or Municipal Bonds/Notes (A, Baa, BBB, SP-2) with maturities > 10 years	65%
A1 and P1 Graded Commercial Paper	85%
MUTUAL FUNDS:
Short Term Corporate Taxable Bond	90%
Short Term Municipal Bond	90%
Short Term U.S. Taxable Bond	90%
Intermediate Term Municipal Bond	85%
Intermediate Term Corporate Taxable Bond	85%
Intermediate U.S. Taxable Bond	85%
General U.S. Taxable Bond	80%
Long Term U.S. Taxable Bond	80%
Long Term Corporate Taxable Bond	75%
General Municipal or Insured All Maturities or Single State Bonds	75%

3.           Exclusion from Collateral.  Notwithstanding anything herein to the contrary, the terms "Collateral" and "Proceeds" do not include, and Bank disclaims a security interest in all WF Securities and Collective Investment Funds now or hereafter maintained in the Securities Account.

4.           "Collective Investment Funds" means collective investment funds as described in 12 CFR 9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

5.           "WF Securities" means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).

6.           Limitation on Indebtedness.  Notwithstanding anything in this Agreement to the contrary, the obligations secured hereby are limited to all present and future Indebtedness of Debtor to Bank arising under or in connection with the Letter of Credit Line and all Letters of Credit issued thereunder, as such terms are defined in a Credit Agreement dated as of July 13, 2007 between Bank and Debtor (as amended, extended or renewed – the “Credit Agreement).

7.           Events of Default.  The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any defined event of default, under the Credit Agreement, as defined above; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; or (d) any impairment of the rights of Bank in any Collateral or Proceeds, or any attachment or like levy on any Collateral or Proceeds.

IN WITNESS WHEREOF, this Addendum has been executed as of the date indicated above.

SUNPOWER CORPORATION	WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Emmanuel T. Hernandez	By: /s/ Matthew Servatius
Emmanuel T. Hernandez	Matthew Servatius
Chief Financial Officer	Vice President

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